Exhibit 99.1

CTPartners Executive Search Inc. Announces Record Results for the 2014 Second Quarter

- Net Revenue Grew 32% to $45.1 Million Year over Year and 16% Sequentially

- Earnings Per Share of $0.27; Adjusted Earnings Per Share Increases to $0.30 Compared to $0.08 in Last Year’s Second Quarter

- Search Assignments Increased 28% Year over Year

- Third Quarter 2014 Guidance of Net Revenue of $41.0 Million to $43.0 Million and Adjusted EPS in the Range of $0.20 to $0.22

- Conference Call Tomorrow, Thursday, July 31, 2014 at 8:30am ET

NEW YORK - July 30, 2014 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the second quarter and first six months ended on June 30, 2014.

“Our second quarter revenue growth of 32% marks the fifth consecutive quarter of year over year revenue increases and establishes yet another record performance for CTPartners. Our success spanned across our entire organization as we experienced growth in all of our practice areas and geographic markets. This strong top line performance combined with solid expense control allowed us to deliver adjusted earnings of $0.30 cents per share, at the high end of our guidance, demonstrating the operating leverage in our business model,” said Brian Sullivan, Chief Executive Officer. “The increased productivity of our seasoned consultants and initial contributions of our more recent hires and acquisitions support our confidence that our strong financial performance will continue. We will continue to invest in building the CTPartners brand globally and seek out quality consultants in our existing practices to build shareholder value over the long term,” concluded Mr. Sullivan.

Second Quarter 2014 Results

Net revenue for the second quarter was $45.1 million, a record high for the Company, and represented a 32% increase compared to $34.2 million in the prior year’s second quarter. Compared to last year’s second quarter, North America revenue increased 27% to $27.6 million compared to $21.7 million in the prior year second quarter; EMEA was up 20% at $10.0 million compared to $8.3 million; Asia Pacific revenue grew 133% to $2.8 million compared to $1.2 million; and Latin America with revenue of $4.8 million grew 61% compared to $3.0 million. On a practice basis, year-over-year, Financial Services improved 62% to $13.1 million; Professional Services increased 35% to $7.8 million; Industrial grew 21% to $4.5 million; Technology Media & Telecom grew 33% to $6.0 million; Life Sciences increased 15% to $7.8 million; and Consumer/Retail revenue grew 10% to $5.9 million.

Compensation expense, excluding non-operating expenses, was $32.7 million, or 72.5% of revenue, compared to $25.9 million, or 75.7% of revenue, in the second quarter of 2013. General and administrative expenses, excluding non-operating expenses, were $8.4 million, or 18.7% of revenue compared with 7.2%, or 20.9% of revenue, in the second quarter of 2013.

GAAP net income attributable to the Company for the second quarter was $2.1 million, or $0.27 per share, compared to a net loss of $0.4 million, or $0.05 per share loss, for last year’s second quarter. Excluding after-tax non-operating items of $0.1 million and $0.9 million for 2014 and 2013, respectively, adjusted net income was $2.3 million, or $0.30 per share, compared to an adjusted net income of $0.6 million, or $0.08 per share, in the prior year’s second quarter. A reconciliation of non-GAAP measures is included in this news release.

Adjusted operating income was $3.8 million in the second quarter compared to an adjusted operating income of $1.0 million in the year-ago second quarter. Adjusted operating margin was 8.5% in the second quarter compared to 3.1% in the 2013 second quarter. Adjusted EBITDA was $4.4 million in the 2014 second quarter compared to $1.5 million in the year-ago second quarter. Adjusted EBITDA margin was 9.8% and 4.3% in the 2014 and 2013 second quarters, respectively.

Performance Metrics - Second Quarter 2014

•	The Company was engaged in a record 465 new search assignments, a 28% increase compared to 364 in the year-ago quarter.

•	The number of placements was 348 compared with 272 in last year’s comparable quarter. The placement rate for this year’s second quarter was 88%, a record quarterly performance.

•
CTPartners had 136 consultants at June 30, 2014, the end of the second quarter compared with 121 consultants at the end of last year’s comparable quarter. The net revenue per consultant was $1.3 million. As of July 30, 2014 the Company has 145 consultants.

•	Average revenue per search increased 4% to $106,800 compared to $103,100 in the year-ago quarter.

•
The Company’s voluntary turnover was 1 consultant, or less than one percent, in the second quarter of 2014, allowing CTPartners to maintain one of the lowest turnover rate in the executive search industry.

•	The number of clients representing repeat business was 74% in the second quarter compared with 71% in both last year’s second quarter and 2013 first quarter.

Six-Month Financial Results

For the six months ended June 30, 2014, net revenue totalled $85.0 million compared to net revenue $63.4 reported for the six months ended June, 30, 2013. GAAP net income attributable to the Company for the six months ended June 30, 2014 was $3.3 million, or $0.43 per share compared to net loss of $2.4 million or $0.34 per share for the six months ended June 30, 2013. Excluding after-tax non-operating charges of $0.6 million, adjusted net income was $3.9 million, or $0.51 per share compared to adjusted net income of $0.3 million, or $0.04 per share in the prior year’s six month period. Adjusted EBITDA was $7.6 million for the six months ended June 30, 2014 compared to $1.5 million in the year-ago six month period. A reconciliation of non-GAAP measures is included in this news release.

Guidance

For the third quarter ending September 30, 2014, the Company expects to report net revenue in the range of $41.0 million to $43.0 million and adjusted EPS between $0.20 to $0.22, excluding non-operating items.

Conference Call

The Company will host a conference call and webcast for the investment community on Thursday, July 31, 2014 at 8:30 AM ET. Investors within the United States interested in participating are invited to call 877-299-4454 and reference the Participant Passcode: 93188484. All other international participants can use the dial-in number 617-597-5447 using the same Participant Passcode. A replay of the event will be available for one week following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 39015638. International callers can dial 617-801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.
About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 30 offices in 18 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
CTPartners
William J. Keneally - Chief Financial Officer
216-682-3103
wkeneally@ctnet.com
EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
mpolyviou@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
Assets
Current Assets
Cash	$6,620	$5,654
Accounts receivable, net	38,271	26,381
Other receivables	413	433
Prepaid expenses	3,796	3,974
Deferred income taxes	3,547	3,184
Other	3,641	4,411
Total current assets	56,288	44,037
Non-current assets
Leasehold improvements and equipment, net	4,969	4,149
Goodwill	10,317	5,811
Intangibles, net	4,179	3,746
Other assets	5,508	5,517
Deferred income taxes	6,107	5,482
	$87,368	$68,742
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,143	$4,762
Line of credit	12,168	—
Accounts payable	3,557	3,813
Accrued compensation	28,879	25,201
Accrued business taxes	2,136	2,079
Income taxes payable	2,750	710
Accrued expenses	3,047	5,571
Total current liabilities	55,680	42,136
Long-Term Liabilities
Long-term debt, less current maturities	2,799	1,295
Deferred rent, less current maturities	841	1,050
Total long-term liabilities	3,640	2,345
Redeemable noncontrolling interest	4,220	4,088
Stockholders’ Equity
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	38,075	37,778
Accumulated deficit	(10,980)	(14,242)
Accumulated other comprehensive loss, net of tax	(1,136)	(1,275)
Treasury stock	(2,139)	(2,096)
Total stockholders' equity	23,828	20,173
	$87,368	$68,742

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue
Net revenue	$45,113	$34,223	$84,983	$63,406
Reimbursable expenses	1,256	1,142	2,344	1,942
Total revenue	46,369	35,365	87,327	65,348
Operating expenses
Compensation and benefits	32,832	26,240	62,252	50,307
General and administrative	8,421	8,349	17,032	16,630
Reimbursable expenses	1,428	1,255	2,637	2,092
Total operating expenses	42,681	35,844	81,921	69,029
Operating income/(loss)	3,688	(479)	5,406	(3,681)
Interest expense, net	(79)	(65)	(128)	(119)
Income/(loss) before income taxes	3,609	(544)	5,278	(3,800)
Income tax (expense)/benefit	(1,391)	220	(2,032)	1,443
Net income/(loss)	2,218	(324)	3,246	(2,357)
Net loss attributable to redeemable noncontrolling interest	(116)	(58)	16	(58)
Net income/(loss) attributable to the Company	$2,102	$(382)	$3,262	$(2,415)

Basic income/(loss) per common share	$0.29	$(0.05)	$0.46	$(0.34)
Diluted income/(loss) per common share	$0.27	$(0.05)	$0.43	$(0.34)
Basic weighted average common shares	7,197,341	7,035,919	7,168,072	7,027,120
Diluted weighted average common shares	7,659,910	7,035,919	7,659,957	7,027,120

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended June 30
	2014	2013
Cash Flows From Operating Activities
Net income/(loss)	$3,246	$(2,357)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	1,174	846
Share-based compensation	313	377
Amortization of discount on seller notes	9	61
Amortization of post-combination compensation	—	1,878
Deferred income taxes	(971)	(522)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(11,211)	(5,938)
Prepaid expenses	687	208
Income taxes receivable	—	(1,555)
Other assets and receivables	314	(1,375)
Accounts payable	(736)	470
Accrued compensation	3,561	(2,771)
Accrued business taxes	33	148
Income taxes payable	2,049	(395)
Accrued expenses	(2,580)	(191)
Deferred rent	(173)	(216)
Net cash used in operating activities	(4,285)	(11,299)
Cash Flows From Investing Activities
Acquisition of businesses	(2,712)	(833)
Purchase of leasehold improvements and equipment	(1,182)	(242)
Notes receivable issued	(1,051)	—
Repayment of notes receivable	1,000	—
Net cash used in investing activities	(3,945)	(1,075)
Cash Flows From Financing Activities
Principal payments on long-term debt	(2,779)	(2,704)
Net proceeds from line of credit	12,168	4,568
Net cash provided by financing activities	9,389	1,864
Net decrease in cash	1,159	(10,510)
Effect of foreign currency on cash	(193)	253
Cash:
Beginning	5,654	15,947
Ending	$6,620	$5,690

Adjusted Performance Measure, Excluding Non-Operational Charges
We calculate Adjusted net income/(loss) as Net income/(loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
Adjusted operating income is defined as Adjusted net income/(loss) plus interest and tax expense/benefit.
We calculate Adjusted EBITDA as Adjusted Operating Income less depreciation and amortization expense.
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP. Adjusted operating margin is calculated as Adjusted operating income divided by net revenues for the period. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net revenues for the period.
The following table reconciles non-GAAP measures to net income:

	(in thousands, except per share amounts)
	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
CALCULATION OF "AS ADJUSTED" AND "ADJUSTED EBITDA" PERFORMANCE MEASURE
Net income/(loss)	$2,218	$(324)	$3,246	$(2,357)
Adjustments:
Post-combination compensation and reorganization expense	—	426	—	2,304
Foreign exchange loss/(gain) on funding of foreign subsidiaries	(89)	230	29	907
Costs incurred for restatement, acquisition and integration	224	874	1,003	1,086
Tax effect of the adjustments	(50)	(589)	(395)	(1,677)
Adjusted net income	$2,303	$617	$3,883	$263

Interest expense/(income)	$79	$65	$128	$119
Tax expense/(benefit)	1,441	368	2,427	233
Adjusted operating income	3,823	1,050	6,438	615
Depreciation and amortization	611	432	1,174	846
Adjusted EBITDA	$4,434	$1,482	$7,612	$1,461

Adjusted operating margin	8.5%	3.1%	7.6%	1.0%

Adjusted EBITDA margin	9.8%	4.3%	9.0%	2.3%

Earnings per common share, as adjusted	$0.30	$0.08	$0.51	$0.04

Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION

	Q2 2014		Q2 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 27,565	61.1%	$21,726	63.5%	$ 5,839	26.9%
EMEA	10,021	22.2%	8,349	24.4%	1,672	20.0%
Asia Pacific	2,769	6.1%	1,187	3.5%	1,582	133.4%
Latin America	4,758	10.6%	2,962	8.6%	1,796	60.6%
TOTAL	$ 45,113	100%	$34,223	100%	$ 10,890	31.8%

REVENUE BY PRACTICE AREA

	Q2 2014		Q2 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 13,141	29.1%	$ 8,112	23.7%	$ 5,029	62.0%
TMT	6,046	13.4%	4,535	13.2%	1,511	33.3%
Life Sciences	7,788	17.3%	6,778	19.8%	1,010	14.9%
Professional Services	7,771	17.2%	5,753	16.8%	2,018	35.1%
Consumer/Retail	5,913	13.1%	5,359	15.7%	554	10.3%
Industrial	4,454	9.9%	3,686	10.8%	768	20.8%
TOTAL	$ 45,113	100%	$ 34,223	100%	$ 10,890	31.8%

REVENUE BY REGION, SEQUENTIAL

	Q2 2014		Q1 2014
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 27,565	61.1%	$ 23,666	59.4%	$ 3,899	16.5%
EMEA	10,021	22.2%	10,585	26.5%	(564)	-5.3%
Asia Pacific	2,769	6.1%	2,458	6.2%	311	12.7%
Latin America	4,758	10.6%	3,161	7.9%	1,597	50.5%
TOTAL	$ 45,113	100%	$ 39,870	100%	$ 5,243	13.2%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS (CONTINUED)

REVENUE BY PRACTICE AREAL, SEQUENTIAL

	Q2 2014		Q1 2014
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 13,141	29.1%	$ 12,216	30.6%	$ 925	7.6%
TMT	6,046	13.4%	4,536	11.4%	1,510	33.3%
Life Sciences	7,788	17.3%	6,052	15.2%	1,736	28.7%
Professional Services	7,771	17.2%	8,478	21.3%	(707)	-8.3%
Consumer/Retail	5,913	13.1%	3,771	9.5%	2,142	56.8%
Industrial	4,454	9.9%	4,817	12.0%	(363)	-7.5%
TOTAL	$ 45,113	100%	$ 39,870	100%	$ 5,243	13.2%

SUPPLEMENTAL INFORMATION

	Three Month Period Ended June 30		Increase / (Decrease)	% Increase / (Decrease)
	2014	2013
# of new search assignments	465	364	101	27.7%
# of executive search consultants	136	121	15	12.4%
Productivity	$ 1,337,000	$ 1,170,000	$ 167,000	14.3%
Avg. revenue per executive search	$ 106,800	$ 103,100	$ 3,700	3.6%